[LOGO]26 Century Boulevard
                              Nashville, Tennessee 37214

                                                              September 22, 1998

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of MagneTek, Inc. It will be held on Tuesday, October 20, 1998 at 10:00 a.m., at the offices of MagneTek, Inc., 26 Century Boulevard, Nashville, Tennessee 37214.

    The matters on the agenda for the meeting are set forth in the attached Notice of Annual Meeting of Stockholders. In addition to the agenda items, there will be a report on operations and an opportunity for questions. We have also included the Annual Report for the 1998 fiscal year.

    We hope you can attend the meeting. Whether or not you can attend, it is important that you sign, date and return your proxy as soon as possible. If you decide to attend the meeting, you may vote in person if you desire, even if you previously mailed your proxy card. Your vote, regardless of the number of shares you own, is important. We urge you to indicate your approval by voting FOR the matters indicated in the Notice.

    On behalf of the Board of Directors, we thank you for your cooperation.

                                      Sincerely,
                                      [SIGNATURE]Andrew G. Galef
                                      Chairman of the Board of Directors

[LOGO]26 Century Boulevard
                                   Nashville, Tennessee 37214

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

TO THE STOCKHOLDERS OF MAGNETEK, INC.:

    Notice is hereby given that the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of MagneTek, Inc. (the "Company") will be held on Tuesday, October 20, 1998, at 10:00 a.m., at the offices of the Company, 26 Century Boulevard, Nashville, Tennessee 37214 for the following purposes:

    1. To elect the Company's Board of Directors for the ensuing year to serve until the next Annual Meeting of Stockholders and thereafter until their respective successors are elected and have been qualified.

    2. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

    The record date for purposes of determining stockholders entitled to receive notice of and to vote at the 1998 Annual Meeting is the close of business on September 11, 1998. Only stockholders of record as of that time are entitled to such notice and to vote at the Annual Meeting.

    All of the Company's stockholders are invited to attend the Annual Meeting. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE PRE-ADDRESSED ENVELOPE PROVIDED WITH THIS NOTICE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON, EVEN THOUGH YOU SEND IN YOUR PROXY PRIOR TO THE MEETING.

                               By Order of the Board of Directors,
                               [SIGNATURE]Samuel A. Miley
                               Vice President, General Counsel and Secretary

Nashville, Tennessee
September 22, 1998

[LOGO]
                            ------------------------

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 20, 1998

    The Board of Directors of the Company is soliciting the enclosed Proxy for use at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of MagneTek, Inc. (the "Company") to be held on Tuesday, October 20, 1998, at 10:00 a.m., at the offices of the Company, 26 Century Boulevard, Nashville, Tennessee 37214. This Proxy Statement was initially sent to stockholders on or about September 22, 1998.

    Shares represented by a Proxy will be voted at the Annual Meeting as directed if it is properly executed and delivered. In the absence of instructions, shares represented by valid Proxies will be voted in accordance with the recommendations of the Board of Directors set forth herein. At any time prior to the voting, a Proxy may be revoked by written notice to the Secretary of the Company or by subsequently filing another properly executed Proxy. Any stockholder present at the meeting may vote in person even though the stockholder may have previously given a Proxy.

    The cost of solicitation of Proxies will be paid by the Company. The Company has retained D.F. King & Co., Inc. to aid in the solicitation of Proxies at a fee not expected to exceed $7,000 plus reasonable disbursements. In addition to solicitation of Proxies by use of the mail, D.F. King & Co., Inc. and directors, officers or employees of the Company may, without additional compensation, solicit Proxies personally, by telephone or by other appropriate means. The Company will request banks, brokerage firms and other custodians, nominees or fiduciaries holding shares of the common stock of the Company in their names for others to send proxy materials and annual reports to and to obtain proxies from their principals, and the Company will reimburse them for the reasonable expenses incurred in doing so.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

    Voting rights are vested exclusively in holders of the Company's common stock, par value $.01 per share ("Common Stock"). As of the close of business on September 11, 1998, the record date, there were 31,545,239 shares (excluding 14,367 treasury shares) of Common Stock outstanding. Each share of Common Stock outstanding on such date is entitled to one vote on all matters. The presence of a majority of the outstanding shares of Common Stock, either represented in person or by proxy at the meeting, is necessary to constitute a quorum for purposes of conducting business at the Annual Meeting.

    Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for the transaction of business. With regard to the election of directors, votes may be cast in favor of or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors and will be counted as present for purposes of the item on which the abstention is noted. Therefore, such abstentions will have the effect of a negative vote. Under applicable Delaware law, broker non-votes are not counted for purposes of determining the votes cast on a proposal. To the Company's knowledge, no matters other than those described in this Proxy Statement will be presented at the meeting.

    The following table sets forth certain information regarding the beneficial ownership of the Company's outstanding Common Stock as of September 1, 1998 (except as otherwise indicated) by (i) each person believed by the Company to own beneficially more than 5% of its outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Company's executive officers named in the Summary Compensation Table below, and (iv) all current executive officers and directors of the Company as a group. Except as otherwise indicated below, the address of each such person is that of the Company, 26 Century Boulevard, Nashville, Tennessee 37214.

                                                                                             NUMBER OF
                                                                NUMBER OF                  COMMON STOCK     ADJUSTED
                                                                SHARES(1)    PERCENT(1)    EQUIVALENTS(2)  PERCENT(2)
                                                                ----------  -------------  -------------  -------------
J.P. Morgan & Co., Incorporated (3)                              3,034,516          9.6%        --                9.6%
  60 Wall Street New York,
  New York 10260
Mellon Bank Corporation (4)(5)                                   2,935,704          9.3         --                9.3
  One Mellon Bank Center
  Pittsburgh, Pennsylvania 15258
ICM Asset Management, Inc. (6)                                   2,726,941          8.6         --                8.6
  601 W. Main Avenue, Suite 600
  Spokane, Washington 99201
Harris Associates L.P. (7)                                       2,545,000          8.1         --                8.1
  2 North LaSalle Street, Suite 500
  Chicago, Illinois 60602-3790
Harris Associates Investment Trust (8)                           2,500,000          7.9         --                7.9
  2 North LaSalle Street, Suite 500
  Chicago, Illinois 60602-3790
Mellon Bank N.A. (9)(5)                                          1,989,253          6.3         --                6.3
  c/o Mellon Bank Corporation
  One Mellon Bank Center
  Pittsburgh, Pennsylvania 15258
The Dreyfus Corporation (10)(5)                                  1,833,226          5.8         --                5.8
  c/o Mellon Bank Corporation
  One Mellon Bank Center
  Pittsburgh, Pennsylvania 15258
David L. Babson and Company Incorporated (11)                    1,669,050          5.3         --                5.3
  One Memorial Drive
  Cambridge, Massachusetts 02142-1300
Andrew G. Galef (12)                                             1,220,891          3.8            -0-            3.8
Ronald N. Hoge (13)                                                309,100        *             28,131          *
Thomas G. Boren (14)                                                 4,500        *              1,161          *
Dewain K. Cross (15)                                                88,300        *              1,716          *
Paul J. Kofmehl (16)                                                82,000        *              2,038          *
Frederick D. Lawrence                                                  -0-        *                248          *
Marguerite W. Sallee (17)                                           26,000        *                985          *
Robert E. Wycoff (18)                                               17,000        *              2,272          *
David P. Reiland (19)                                              249,594        *              7,934          *
Brian R. Dundon (20)                                               348,992          1.1          3,392            1.1
James E. Schuster (21)                                              88,333        *              2,958          *
Alexander Levran (22)                                              100,178        *              2,523          *
Executive Officers and Directors as a group, including those     2,958,716          8.9         67,493            9.1
  persons named above(19 persons) (23)

------------------------

 *  Less than one percent

NOTES:

 (1) For purposes of this table, a person is deemed to have "beneficial ownership" of any security as of a given date when such person has the right to acquire such security within 60 days after such date. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to the knowledge of the Company, the persons named in this table have sole voting and investment power with respect to all shares beneficially owned by them. The number of shares and percentage ownership amounts do not reflect amounts listed in the table representing common stock equivalents.

 (2) Represents amounts allocated to accounts as of a recent date under the MagneTek, Inc. Amended and Restated Director Compensation and Deferral Investment Plan, the MagneTek, Inc. Deferral Investment Plan, the MagneTek, Inc. Performance-Based Pension Restoration Plan and the MagneTek, Inc. Shareholder Return Plan deemed to be invested in stock equivalents.

 (3) As of February 13, 1998, according to public filings. In its most recent available public filings, J.P. Morgan & Co., Incorporated ("J.P. Morgan") states that some of these shares may be held by its subsidiaries; J.P. Morgan has sole investment power with respect to 3,034,516 shares and sole voting power with respect to 2,739,236 of these shares.

 (4) As of January 28, 1998, according to public filings. In its most recent available public filings, Mellon Bank Corporation states that it has sole investment power with respect to 2,807,404 of these shares and sole voting power with respect to 2,813,453 of these shares.

 (5) The Company has been informed by one of these holders that there is a substantial degree of duplicative reporting in the shares shown in the table for these holders.

 (6) As of February 10, 1998, according to public filings. In its most recent available public filings, ICM Asset Management, Inc. ("ICM") states it has sole investment power with respect to all these shares and sole voting power with respect to 2,102,541 of these shares. According to its public filings, ICM is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940.

 (7) As of February 4, 1998, according to public filings. In its most recent public filings, Harris Associates L.P. ("Harris") states that it serves as investment adviser to Harris Associates Investment Trust, which owns 2,500,000 of these shares; Harris has sole voting power and sole investment power with respect to none of these shares. According to its public filings, Harris is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940.

 (8) As of February 4, 1998, according to public filings. In its most recent available public filings, Harris Associates Investment Trust, Series Designated The Oakmark Smallcap Fund ("Harris Trust") states that it has neither sole voting power nor sole investment power with respect to any of these shares. According to its public filings, Harris Trust is an Investment Company registered under Section 8 of the Investment Company Act.

 (9) As of January 28, 1998, according to public filings. In its most recent available public filings, Mellon Bank N.A. ("Mellon") states that it has sole investment power with respect to 1,860,953 of these shares and sole voting power with respect to 1,874,653 of these shares. According to its public filings, Mellon is a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934.

 (10) As of January 28, 1998, according to public filings. In its most recent available public filings, The Dreyfus Corporation ("Dreyfus") states that it has sole investment power and sole voting power with respect to 1,719,926 of these shares. According to its public filings, Dreyfus is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940.

 (11) As of January 20, 1998, according to public filings. In its most recent available public filings, David L. Babson and Company Incorporated states that it has sole investment power and sole voting power with respect to all of these shares.

 (12) Includes 622,500 shares issuable upon exercise of options by Mr. Galef. Also includes 593,391 shares held in a trust, as to which Mr. Galef disclaims beneficial ownership. Also includes 5,000 shares held by Mr. Galef's spouse, as to which Mr. Galef disclaims beneficial ownership.

 (13) Includes 100,000 shares issuable upon exercise of options by Mr. Hoge. Also includes 3,000 shares held by Mr. Hoge's children, as to which Mr. Hoge disclaims beneficial ownership.

 (14) Includes 2,000 shares issuable upon exercise of options by Mr. Boren.

 (15) Includes 44,500 shares issuable upon exercise of options by Mr. Cross.

 (16) Includes 72,000 shares issuable upon exercise of options by Mr. Kofmehl. Also includes 10,000 shares held by his spouse, as to which Mr. Kofmehl disclaims beneficial ownership.

 (17) Includes 10,000 shares issuable upon exercise of options by Ms. Sallee. Also includes 15,000 shares held by Ms. Sallee's spouse, as to which Ms. Sallee disclaims beneficial ownership.

 (18) Includes 10,000 shares issuable upon exercise of options by Mr. Wycoff. Also includes 7,000 shares held in a living trust, as to which Mr. Wycoff disclaims beneficial ownership.

 (19) Includes 172,778 shares issuable upon exercise of options by Mr. Reiland and 4,886 shares held in the 401(k) Plan as of June 30, 1998. Also includes 39,735 shares held in a living trust, as to which Mr. Reiland disclaims beneficial ownership.

 (20) Includes 212,609 shares issuable upon exercise of options by Mr. Dundon and 3,799 shares held in the MagneTek FlexCare Plus Retirement Savings Plan (a 401(k) plan, the "401(k) Plan") as of June 30, 1998.

 (21) Includes 53,333 shares issuable upon exercise of options by Mr. Schuster.

 (22) Includes 98,833 shares issuable upon exercise of options by Dr. Levran and 595 shares held in the 401(k) Plan as of June 30, 1998.

 (23) Includes 1,718,393 shares issuable upon exercise of options by executive officers and directors as a group as of September 1, 1998, and 23,954 shares held in the 401(k) Plan as of July 31, 1998. Also includes, for certain executive officers and directors, shares held by spouses or children, as to which such executive officers and directors disclaim beneficial ownership, and shares held by limited partnerships or trusts, as to which such executive officers and directors disclaim beneficial ownership.

                                   DIRECTORS

    The following table sets forth certain pertinent information regarding the individuals who have been nominated by the Nominating and Corporate Governance Committee of the Board of Directors to serve as directors of the Company. All of the individuals listed are currently directors of the Company.

NAME                                                AGE      POSITION
----------------------------------------------      ---      ----------------------------------------
Andrew G. Galef...............................          65   Chairman of the Board of Directors
Ronald N. Hoge................................          53   President, Chief Executive Officer and
                                                             Director
Thomas G. Boren...............................          49   Director
Dewain K. Cross...............................          60   Director
Paul J. Kofmehl...............................          70   Director
Frederick D. Lawrence.........................          50   Director
Marguerite W. Sallee..........................          52   Director
Robert E. Wycoff..............................          68   Director

    Mr. Galef has been the Chairman of the Board of Directors since July 1984. He also is the Chairman of the Nominating and Corporate Governance Committee. Mr. Galef was the Chief Executive Officer of the Company from September 1993 until June 1996. He has been President of The Spectrum Group, Inc. ("Spectrum"), a private investment and management firm, since its incorporation in California in 1978 and its Chairman and Chief Executive Officer since 1987. Prior to the formation of Spectrum, Mr. Galef was engaged in providing professional interim management services to companies with serious operating and financial problems. Mr. Galef is presently a director of Warnaco, Inc., a diversified apparel manufacturer, and its parent, The Warnaco Group, Inc., and was formerly Chairman of Aviall, Inc., a company providing aircraft engine refurbishment and related products and services, and Exide Corporation, a manufacturer of automotive and industrial batteries. Mr. Galef also currently serves as a director, and was formerly the Chairman, of Petco Animal Supplies, Inc. In addition, Mr. Galef serves as chairman or a director of other privately held Spectrum portfolio companies.

    Mr. Hoge was elected as the President and Chief Executive Officer of the Company in June 1996. He also is a member of the Pension Committee. Mr. Hoge became a director of the Company in July 1996. From 1993 until May 1996, he was President of the Aerospace Equipment Systems Division of Allied Signal, Inc. From 1986 to 1993, he was President and Chief Executive Officer of Onan Corporation, the generator subsidiary of Cummins Engine Company. He also served as President of Cummins Brasil S.A. for five years. From 1971, when he first joined Cummins, until 1978, he served in progressive staff positions, including Manager of Corporate Responsibilities, and managed the start-up of Cummins' diesel engine factory in Daventry, England. Mr. Hoge earned a Bachelor's degree in Mathematics from Amherst College in 1967. He received his MBA in Marketing from Stanford University in 1970, completing graduate studies in Public Administration at the University of California, Berkeley, the same year. Mr. Hoge has been serving as a director of Merrill Corporation since June 1989.

    Mr. Boren has been a director of the Company since October 1997. He is a member of the Audit and Compensation Committees. Mr. Boren serves as President and Chief Executive Officer of Southern Energy, Inc., a subsidiary of The Southern Company. Southern Energy is a global energy company ranked as one of the world's largest independent power producers and a top five-energy marketer in the United States. Mr. Boren serves on the board of numerous privately held Southern Energy portfolio companies. From 1989 to 1992, Mr. Boren served as Senior Vice President and chief administrative officer of Georgia Power Company, another Southern Company subsidiary. From 1981 to 1989, Mr. Boren served as Georgia Power Vice President with responsibility for a wide range of corporate functions in the finance, external affairs, strategic planning and administrative areas. From 1968 to 1981, Mr. Boren served in various power supply engineering and finance positions at Georgia Power Company. He earned his Bachelor of Science degree in Industrial Management from Georgia Tech in 1971, receiving his MBA in Finance from Georgia

State University in 1974, and graduated from the Harvard Advanced Management Program in 1987. Mr. Boren also serves as a director of Mobile Energy Services Holdings, Inc.

    Mr. Cross has been a director of the Company since November 1994. He is Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee. Mr. Cross joined Cooper Industries, Inc. in 1966 as Manager of Taxation and subsequently served as Director, Accounting and Taxation, Assistant Controller, and Treasurer. Mr. Cross was appointed Vice President, Finance of Cooper Industries in 1972 and was named Senior Vice President, Finance of Cooper Industries in 1980. Mr. Cross retired from Cooper Industries in April 1995. Mr. Cross served for several years as a member of the Financial Council II of the Manufacturers' Alliance for Productivity and Innovation, and he is a member of the American Institute of Certified Public Accountants.

    Mr. Kofmehl has been a director of the Company since November 1990. He is a member of the Audit and Compensation Committees. In 1991 Mr. Kofmehl joined Franklin Health Group ("Franklin") as a partner, and in 1995 Franklin was merged with Corning, Inc., where he was employed until February 1997. In 1997 Franklin was acquired by a private investment group and Mr. Kofmehl currently serves as advisor to the President and Chief Executive Officer of such group. Mr. Kofmehl held various positions with International Business Machines Corp. from 1955 until his retirement in 1988, most recently serving as IBM Vice President and Group Executive, Americas Group, and as a member of the IBM Corporate Management Board. During his career at IBM, Mr. Kofmehl had executive responsibilities for various international sectors, including Europe, Canada, Latin America, the Middle East and Africa.

    Mr. Lawrence has been a director of the Company since July 1998. He is a member of the Audit and Pension Committees. Mr. Lawrence is Chairman, Chief Executive Officer and President of California Microwave, Inc., which he joined in 1997. From 1994 to 1997, he served as Chief Executive Officer of ComStream and President of the Transmission Group of ADC Telecommunications. From 1982 to 1994, he held executive positions with Sprint Corporation, becoming President and Chief Executive Officer of United Telephone of Florida, Sprint's largest local telephone division. Prior to that, Mr. Lawrence served in positions of increasing responsibility with Michigan Bell/AT&T.

    Ms. Sallee has been a director of the Company since January 1995. She is Chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee. Ms. Sallee is the President and Chief Executive Officer and a director of Bright Horizons Family Solutions, a successor corporation to CorporateFamily Solutions, which she co-founded in 1987. In 1994 Ms. Sallee was named the first woman chairman of the Nashville Area Chamber of Commerce, and is active in civic and business matters in Tennessee. Ms. Sallee also serves as a director of Proffitt's.

    Mr. Wycoff has been a director of the Company since January 1996. He is Chairman of the Pension Committee and a member of the Compensation Committee. Mr. Wycoff was President and Chief Operating Officer of Atlantic Richfield Company ("ARCO") from January 1986 until June 1993. He was also a director of ARCO, a director of ARCO Alaska, Inc., and a director of ARCO Foundation, Inc. In addition, he served as Chairman of the Board and as a director of Lyondell Petrochemical Company. Following his retirement from these positions on June 1, 1993, he became President Emeritus of ARCO. Mr. Wycoff is currently a Board Member of the Electric Power Research Institute (EPRI) and Santa Fe International. He is also Chairman Emeritus of LEARN and serves on the Board of Governors of LAMP, civic organizations dedicated to education reform.

    Directors serve for one year and thereafter until their successors are duly elected and qualified. Directors who are not employees of the Company receive
(i) an annual fee of $26,000, (ii) an annual fee of $4,000 for chairmanship of each committee, (iii) $1,500 for each Board meeting attended in person, and (iv) $1,000 for each committee meeting attended in person or by telephone (applicable only to the chairman and members of a given committee). Pursuant to the MagneTek, Inc. Amended and Restated Director Compensation and Deferral Investment Plan, directors who are not employees or officers of the Company may elect to defer up to 100% of the annual retainer fees and meeting fees described above. The plan also permits eligible directors to receive shares of Common Stock in the lieu of such cash meeting fees, and requires eligible directors to receive shares of Common Stock in lieu of such cash annual retainer fees. Officers serve at the discretion of the Board of Directors. Mr. Galef and Mr. Hoge do not receive any directors' fees. Directors may also receive stock option awards pursuant to the Company's 1997 Non-Employee Director Stock Option Plan, and stock appreciation rights ("SARs") pursuant to the 1991 Discretionary Director Incentive Compensation Plan, each as described below.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    MEETINGS. During fiscal year 1998,* the Board of Directors met in regular or special session five times. The Audit Committee met four times, the Compensation Committee met three times, the Nominating and Corporate Governance Committee met twice and the Pension Committee met once. The number of meetings includes telephonic meetings and does not include actions taken by unanimous written consent of the members of the Board of Directors or the Committees. Each of the Company's directors who has been nominated for re-election (or election) attended at least 75% of the meetings of the Board of Directors (held during the period for which he or she has been a director) and the meetings of the committees of which he or she is a member (held during the period for which he or she has been a member).

    STANDING COMMITTEES. The Audit Committee makes recommendations regarding the selection of the Company's independent auditors, reviews the scope of the annual audit as proposed by the Company's independent auditors and reviews the findings of the annual audit with the independent auditors. The Audit Committee also reviews the annual plan of the Company's internal audit department, monitors plan achievement periodically throughout the fiscal year and reviews with management significant financial and accounting policies and procedures.

    The Compensation Committee reviews and approves the compensation of executive officers and of certain key employees and generally approves grants under stock option plans, incentive compensation plans and any other equity-based or long-term incentive plans. The Compensation Committee also reviews contributions to the Company's retirement plans and reviews new executive compensation programs, annual performance evaluations and the Proxy Statement Compensation Committee Report. See "Executive Compensation" and "Report of the Compensation Committee of the Board of Directors on Executive Compensation."

    The Nominating and Corporate Governance Committee determines the qualifications required of candidates for selection to the Board of Directors, reviews the desirability of each director's standing for election for the next year, proposes nominees for election or re-election to the Board of Directors, and recommends the assignment of directors to various committees. The Nominating and Corporate Governance Committee also evaluates and recommends director compensation and benefits to the Board of Directors, periodically reviews each director's stock ownership and determines if the recommended level is being acquired, evaluates the performance of the Chief Executive Officer and reports its evaluation to the Compensation Committee.

    The Pension Committee establishes and reviews investment policies and guidelines for the Company's qualified pension plan, reviews investment results and performance of the pension plan, reviews the accounting impact and costs related to the Company's retirement plans, and reviews plan design, amendments and other issues related to the Company's retirement plans.

------------------------

* The Company uses a 52-53 week fiscal year which ends on the Sunday nearest June 30. Fiscal years 1998, 1997 and 1996 contained 52 weeks.

OTHER DIRECTOR COMPENSATION

    1991 DISCRETIONARY DIRECTOR INCENTIVE COMPENSATION PLAN. The 1991 Discretionary Director Incentive Compensation Plan of MagneTek, Inc. authorizes the Compensation Committee to grant SARs to the Company's non-employee directors who are not members of the Compensation Committee. The Compensation Committee selects the non-employee directors to whom the SARs will be granted from time to time, determines the number of shares to be subject to such SARs and determines the terms and conditions of such SARs, including when they become exercisable. The base price of the shares of Common Stock subject to the SARs is also set by the committee but may not be less than the fair market value of such shares on the grant date. Certain significant transactions involving the Company or its stock will accelerate the vesting of all SARs then outstanding. SARs under this plan expire ten years from the date of grant and are exercisable for cash only. No SARs were granted under this plan in fiscal year 1998.

    1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN. Under the Company's 1997 Non-Employee Director Stock Option Plan, each qualifying director (any director of the Company who on the date of the grant is neither an officer nor an employee of the Company or a subsidiary of the Company) is automatically granted annually, on each June 30, a non-qualified stock option to purchase 4,000 shares of the Company's Common Stock. The per share exercise price of the option is the fair market value of a share of the Company's Common Stock on the date of the grant. In fiscal year 1998, each of Messrs. Cross, Kofmehl, Wycoff and Ms. Sallee received an option to purchase 4,000 shares and Mr. Boren received options to purchase 8,000 shares. Options with respect to 50% of the shares are exercisable one year after the date of the grant and options with respect to the remaining 50% of the shares are exercisable two years after the date of the grant.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of any equity security of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish copies of these reports to the Company. The Company has been advised that one Form 4 was not timely filed on behalf of Mr. Wycoff to report an initial grant of stock options. This transaction was subsequently reported on Form 4, thereby correcting the oversight.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the annual and long-term compensation for services in all capacities to the Company for the three most recent fiscal years of those persons who served as the Company's Chief Executive Officer during the last fiscal year, and the four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during the last fiscal year (collectively, the "Named Officers"):

                                                                      LONG-TERM COMPENSATION
                                                               -------------------------------------
                                                                        AWARDS             PAYOUTS
                                                               ------------------------  -----------
                                                                            SECURITIES    LONG-TERM
         NAME AND                        ANNUAL COMPENSATION   RESTRICTED   UNDERLYING    INCENTIVE
        PRINCIPAL             FISCAL     --------------------     STOCK       OPTIONS       PLAN         ALL OTHER
         POSITION              YEAR       SALARY    BONUS(1)   AWARD(S)(2)   (SHARES)      PAYOUTS    COMPENSATION(3)
--------------------------  -----------  ---------  ---------  -----------  -----------  -----------  ----------------
Ronald N. Hoge                    1998   $ 550,000  $       0   $       0            0   $ 2,372,251(4)    $   90,970(5)
  President and Chief             1997     500,001    500,000           0       30,000       620,313(4)       158,764(6)
  Executive Officer               1996      75,000          0   1,100,100      400,000             0              0

David P. Reiland                  1998     325,000          0           0      134,445(7)           0       180,237(8)
  Senior Vice President           1997     325,000    195,000           0       45,000             0          2,663
  and Chief Financial             1996     325,000     37,800           0       20,000             0         69,934(6)
  Officer

Brian R. Dundon                   1998     300,040          0           0       20,000             0        206,429(8)
  Executive Vice                  1997     300,040    200,000           0       55,000             0          4,801
  President                       1996     288,756     80,000           0       20,000             0          9,341

James E. Schuster                 1998     285,000          0           0       60,000             0          3,599
  Executive Vice                  1997     265,000    190,000     328,125       65,000             0         80,854(6)
  President                       1996       9,173          0           0            0             0              0

Alexander Levran                  1998     250,000          0           0       40,000             0         58,054(8)
  Senior Vice                     1997     232,385    165,000           0       45,000             0          7,636
  President, Technology           1996     225,001     50,000           0       45,000             0         54,956(6)

--------------------------

NOTES:

(1) The amounts reflect bonuses for services rendered during the fiscal year indicated, which, as to the 1996 and 1997 fiscal years, were paid in August of the subsequent fiscal year.

(2) As of the end of fiscal year 1998, the number of Mr. Hoge's and Mr. Schuster's aggregate restricted stock holdings were 115,800 and 35,000 shares, respectively, and the value of such holdings as of such date was $1,751,475 and $529,375, respectively. These restricted shares vested on August 31, 1997 and June 18, 1997 for Mr. Hoge and Mr. Schuster, respectively. No dividends are expected to be paid on any of the Company's outstanding shares of Common Stock.

(3) The 1998 amounts reflect, for Messrs. Hoge, Reiland, Dundon, Schuster and
    Levran: $5,086, $2,449, $3,329, $2,999 and $16,954, respectively, reimbursed under the Senior Executive Medical Reimbursement Plan; and $600 contributed by the Company to the MagneTek FlexCare Plus Retirement Savings Plan (a 401(k) plan) for the account of each such person.

(4) The 1998 amount represents the value of stock and cash compensation paid to Mr. Hoge pursuant to his employment agreement. The 1997 amount represents the value of stock compensation paid to Mr. Hoge pursuant to his employment agreement. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation--Chief Executive Officer."

(5) The 1998 amount reported for Mr. Hoge includes $75,141 for reimbursement of relocation expenses and $10,143 for an automobile provided by the Company to Mr. Hoge.

(6) The 1997 amounts reported for Messrs. Hoge and Schuster include $110,400 and $73,794, respectively, for reimbursement of relocation expenses. The 1996 amounts reported for Messrs. Reiland and Levran include $65,557 and $52,950, respectively, for reimbursement of relocation expenses.

(7) The amount reported for Mr. Reiland includes 109,445 options granted pursuant to a reload feature applicable to certain options issued under the Company's 1989 Incentive Stock Compensation Plan.

(8) The 1998 amounts reflect, for Messrs. Reiland, Dundon and Levran: $177,188, $202,500 and $40,500, respectively, for discretionary amounts paid during the fiscal year. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation--Bonuses."

OPTION GRANTS

    Shown below is information regarding grants of stock options during the fiscal year ended June 28, 1998 to the Named Officers:

                                      INDIVIDUAL
                                        GRANTS                                                    POTENTIAL REALIZABLE
                                      -----------                                                   VALUE AT ASSUMED
                                       NUMBER OF     PERCENTAGE OF                                  ANNUAL RATES OF
                                      SECURITIES         TOTAL                                        STOCK PRICE
                                      UNDERLYING        OPTIONS                                     APPRECIATION FOR
                                        OPTIONS       GRANTED TO      EXERCISE OR                     OPTION TERM
                                      GRANTED(1)      EMPLOYEESIN     BASE PRICE   EXPIRATION   ------------------------
                NAME                   (SHARES)       FISCAL YEAR      ($/SHARE)      DATE        5% ($)       10% ($)
------------------------------------  -----------  -----------------  -----------  -----------  -----------  -----------
Ronald N. Hoge                                 0             0.0%      $  0.0000       --       $         0  $         0

David P. Reiland                          25,000             2.3         17.5625      7/21/07       276,128      699,735
                                          94,591(2)           8.9        18.8750       4/1/08     1,122,842    2,845,401
                                          14,854(2)           1.4        18.6875      4/15/08       174,573      442,386

Brian R. Dundon                           20,000             1.9         17.5625      7/21/07       220,902      559,788

James E. Schuster                         60,000             5.6         17.5625      7/21/07       662,706    1,679,364

Alexander Levran                          40,000             3.8         17.5625      7/21/07       441,804    1,119,576

--------------------------

NOTES:

(1) Options were granted under the Company's 1989 Incentive Stock Compensation Plan and are exercisable with respect to one third of the shares covered thereby on each anniversary of the grant date with full vesting occurring on the third anniversary date. Certain significant transactions involving the Company or its stock will make the options granted under this plan exercisable immediately and, should the Company's Common Stock cease to be publicly traded, option holders would be entitled to receive cash in lieu of exercising and selling the shares subject to their options.

(2) These options were granted pursuant to a reload feature applicable to certain options issued under the Company's 1989 Incentive Stock Compensation Plan.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

    Shown below is information relating to the fiscal year-end value of unexercised options for each of the Named Officers:

                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED
                                                                                            VALUE OF UNEXERCISED
                                                                                            IN-THE-MONEY OPTIONS
                                      SHARES                 OPTIONS AT FISCAL YEAR-END    AT FISCAL YEAR-END(1)
                                    ACQUIRED ON     VALUE    --------------------------  --------------------------
              NAME                   EXERCISE     REALIZED                UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
---------------------------------  -------------  ---------               -------------  -----------  -------------
                                                             EXERCISABLE
                                                             -----------
Ronald N. Hoge                               0    $       0     100,000       330,000     $ 491,668    $   441,457
David P. Reiland                        25,555      176,921      40,000       179,445         2,813        179,063
Brian R. Dundon                              0            0     187,608        71,667       411,818        224,065
James E. Schuster                            0            0      16,667       108,333       112,502        244,685
Alexander Levran                             0            0      66,750       101,250       185,625        255,938

--------------------------

NOTES:

(1) Calculated using closing price on June 26, 1998 of $15.125 per share.

LONG-TERM INCENTIVE PLAN AWARDS TABLE

    Shown below is information regarding grants of awards under the MagneTek, Inc. Performance-Based Pension Restoration Plan (the "SERP") during the fiscal year ended June 28, 1998 to the Named Officers. Under the SERP, phantom stock units are allocated to participants' accounts annually pursuant to a formula based on the excess of a participant's compensation over the Internal Revenue Code section 401(a)(17) limit (currently $160,000), multiplied by a factor which varies based on Company performance. Phantom stock units accrue earnings based on a phantom stock growth rate. A participant attains a nonforfeitable interest in his phantom stock units upon completing at least five years of continuous participation in the SERP or attaining age 65. Payment is made in cash or shares of Common Stock, as determined by the Compensation Committee, upon a participant's termination of employment or retirement.

                                                 PERFORMANCE OR OTHER PERIOD
                                                            UNTIL
           NAME              NUMBER OF UNITS         MATURATION OR PAYOUT
--------------------------  -----------------  --------------------------------
Ronald N. Hoge                      3,561            five years or age 65
David P. Reiland                    1,482            five years or age 65
Brian R. Dundon                     1,400            five years or age 65
James E. Schuster                   1,256            five years or age 65
Alexander Levran                    1,029            five years or age 65

EMPLOYMENT AGREEMENT

    The Company has an employment agreement with Mr. Hoge. See "Report of the Compensation Committee of the Board of Directors on Executive
Compensation--Chief Executive Officer."

MAGNETEK FLEXCARE PLUS RETIREMENT PENSION PLAN

    The MagneTek FlexCare Plus Retirement Pension Plan (the "Retirement Plan") is a defined benefit retirement plan which covers employees of the Company (excluding employees of certain divisions and certain union employees). The Retirement Plan was established upon the merger of certain defined benefit retirement plans previously maintained by the Company. Although the Retirement Plan is a defined benefit plan, each non-union participating employee's accrued benefit is determined by the "cash balance" credited to the employee's retirement account. Such account is maintained for bookkeeping purposes only. "Contribution" amounts are credited to each employee's retirement account annually ranging from 3.5% to 4.5% of an employee's compensation up to the "integration level" and from 7% to 9% of compensation in excess of the "integration level" (as of January 1, 1998, compensation is limited to $160,000). The actual percentage varies depending upon years of vesting service with the Company. The "integration level," which for calendar 1998 was $31,000, may vary annually. "Interest," based upon the rates payable on certain U.S. Treasury debt instruments, is also credited to the employee's bookkeeping account each year.

    Distributions are made in the event of retirement, death, disability or other termination of employment. Distributions are paid to vested participants in the form of a ten-year certain life annuity (unless a joint and survivor annuity is required or an alternative form of payment is elected) in a monthly amount equal to the balance of the employee's retirement account, divided by 120.

    The estimated annual benefits payable to Messrs. Hoge, Reiland, Dundon, Schuster and Levran under the Retirement Plan upon retirement at normal retirement age (in life only form) are approximately $25,446, $112,522, $121,333, $50,184 and $50,178, respectively (assuming continued compensation at the present amounts (subject to the $160,000 limit) until normal retirement age and continued crediting of interest at the current rate, and disregarding probable future cost-of-living increases to the limit on the amount of compensation that may be taken into account and to the Social Security wage base).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    There are no interlocks between the Company and other entities involving the Company's executive officers and directors and those of other entities.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
  COMPENSATION

    The Compensation Committee of the Board of Directors, consisting entirely of non-employee directors, approves all policies under which compensation is paid or awarded to the Company's executive officers.

    GENERAL. The Company's compensation program for executive officers currently consists of annual base salary and bonus as well as awards of stock options and occasionally, restricted stock grants. The Committee believes that the compensation of executive officers should reflect the scope of their responsibilities, the success of the Company and the contributions of each executive to that success. In addition, the Committee believes that base salaries should be consistent with competitive salaries derived from market surveys and that short-term and long-term incentive compensation should reflect the performance of the Company and the contributions of each executive. Salary and bonus payments are primarily designed to reward current and past performance. The primary goal of the Company and the Committee is to excel in the creation of long-term value for stockholders. The principal incentive tool used to achieve this goal is the periodic grant of stock options and less frequently, of restricted stock awards, to key employees. The Committee and management believe that awards of stock options accomplish many objectives.

    The Committee's decisions concerning the base salary and total cash compensation (base salary plus bonus) of individual executive officers during fiscal year 1998 were made primarily in the context of executive performance in light of the Company's circumstances, historical practice and the current competitive environment. The Compensation Committee considered competitive compensation data from three independent sources. These sources included broad-based compensation surveys of various manufacturing and/or electrical equipment companies with sales volumes comparable to the Company's. External competitiveness is an important element of the Committee's compensation policy. The Committee found that the executive officers' compensation levels were consistent with companies included in each of the foregoing sources. Equitable principles are also central to the Committee's compensation policies. Compensation considered for the Company's executive officers, whether cash or stock-based incentives, is also evaluated by comparing it to compensation of other executives within the Company with comparable levels of responsibility. Stock options and restricted stock are awarded to provide incentives for superior long-term future performance as well as for retention of executive officers. Stock option and restricted stock awards are directly linked to the stockholders' interests, since the potential value of the awards to the executive officers is directly related to the future price of the Company's Common Stock. All stock option and restricted stock grants are made under the 1989 Incentive Stock Compensation Plan, which was approved by the Company's stockholders.

    STOCK OWNERSHIP POLICIES. The Company's compensation program is also designed to encourage executives to own shares of the Company's Common Stock and a significant portion of executive compensation, in particular that of the Chief Executive Officer, is tied to the performance of the Company's stock. The Committee believes that encouraging executives to acquire and retain Common Stock provides additional incentive for executive officers to follow strategies designed to maximize long-term values to stockholders. During fiscal year 1997, the Company adopted the Company's Deferral Investment Plan, a deferred compensation plan pursuant to which executives may elect to defer significant portions of salary and bonus and may choose an investment vehicle that replicates the performance of the Company's stock over the deferral period. These deferred compensation amounts may in turn, at the Company's option, be paid in common stock. Also during fiscal year 1997, the Committee instituted stock ownership guidelines for officers that are being phased in over a thirty-six month period. These guidelines specify appropriate levels of ownership of the Company's common stock based upon the officer's compensation and duration of the officer's position with the Company. The Committee made a special stock option grant to selected officers under which vesting was tied to achievement of the individual's target level of stock ownership during the thirty-six month period following these option grants. The Committee used the ownership guidelines as a measure in determining the size of option grants to executives during fiscal year 1998. Additionally during fiscal 1997, the Committee adopted the Company's Shareholder Return Plan pursuant to which executives may earn bonuses based on the Company's total stockholder return as compared on a three-year basis to the Standard & Poors Mid-Cap Electrical Index. Each participant is allocated a potential maximum number of shares by the Company's Chief Human Resources Officer, who determines the actual number of shares of common stock earned as of each measuring period using a formula based on the total stockholder return of the Company as compared to the Standard & Poors Mid-Cap Electrical Index on a percentile ranking basis. The bonus payable to each participant will be paid 50% in common stock and 50% in cash and will be subject to deferral pursuant to the Deferral Investment Plan. No payments have been made under the plan to date. During fiscal year 1998, the Company adopted an incentive replacement option program permitting the issuance of options to purchase the Company's common stock in exchange for foregone bonus cash compensation. The amount of options granted is determined by dividing the foregone compensation by the current Black-Scholes value of an option minus 25%. Under this program eligible executives may elect to forego up to 100% of their bonus for options that vest immediately and are exercisable for ten years.

    BONUSES. For fiscal year 1998 the Committee adopted a formula (which varies from year to year) at the beginning of the fiscal year. The formula used for fiscal year 1998 was based upon the performance of the relevant corporate business unit and upon individual performance. Business units were rated based upon the achievement of targets which were in turn based upon an "economic value added" by the particular unit. The Committee believes this to be the key driver of stock performance over time. Executive's individual performance ratings are based on each executive's achievement of specific annual financial objectives as well as other factors, such as realization of strategic plans and progress in organization and management development. For the executive officers, cash bonuses are determined by multiplying a target incentive rate (a percentage of salary that increases with the level of responsibility) by the average of the performance rating of the individual executive, the applicable business unit and the Company overall. Target incentive percentages range from 35% to 100% of an executive's salary, and performance ratings range from 0 to 1.5. Due to failure of the Company to meet its minimum "economic value added" target, no cash bonuses were paid to officers in respect of fiscal year 1998. However, the Committee approved the payment of discretionary amounts to Messrs. Reiland, Dundon and Levran, in the amounts of $177,188, $202,500 and $40,500, respectively, as well as to certain other executive officers. These amounts were paid in fiscal year 1998 following an overall assessment of the adequacy of these individuals' cash and non-cash compensation packages.

    STOCK OPTIONS AND RESTRICTED STOCK. The Committee awarded a total of 587,674 non-qualified stock options to the executive officers during the Company's 1998 fiscal year, all of which were granted under the 1989 Incentive Stock Compensation Plan. In awarding these non-qualified stock options, the Committee reviewed the number of options previously granted to each executive officer, as well as the aggregate awards granted to all executive officers and associates of the Company, in light of a study prepared for the Company by Hewitt Associates, an independent compensation consulting firm. The size of the individual awards is determined with input from management and is designed to maintain competitiveness and promote long-term productivity from the executive officers. No restricted stock awards were made to executive officers during fiscal year 1998.

    CHIEF EXECUTIVE OFFICER. Mr. Hoge is paid a base salary of $550,000 per year and participates in the Company's annual incentive bonus program. Additionally, pursuant to his employment agreement, in 1996 Mr. Hoge was granted 115,800 shares of restricted stock and four stock options, each for 100,000 shares of Common Stock, with varying exercise prices and vesting schedules. All but one of these stock options was granted at exercise prices exceeding fair market value on the date of grant, in some cases, substantially. The employment agreement with Mr. Hoge also provides for (i) a term of employment through June 1, 1999, which term may be automatically renewed annually thereafter until terminated by Mr. Hoge or the Company or until the annual meeting of stockholders that first follows Mr. Hoge's 65th birthday and (ii) additional stock grants during each of the years from 1997 through 2001 depending on the achievement of certain performance criteria measured by the average fair market value of the Company's Common Stock. As of June 30, 1998, Mr. Hoge had earned an aggregate of 75,000 shares as additional stock grants pursuant to the agreement.

    The employment agreement with Mr. Hoge also provides that (i) if his employment is terminated involuntarily other than for death, disability, cause or following a change in control, he will receive a lump-sum cash payment equal to all accrued and unpaid base salary plus a pro rata portion of any bonus compensation for such year, his outstanding stock options will become fully exercisable, and, if Mr. Hoge so elects, the Company will repurchase his primary residence in the Nashville, Tennessee area at its fair market value; and (ii) if his employment is terminated following a change in control, his outstanding stock options will become fully exercisable, and he will receive a lump-sum cash payment equal to the sum of his accrued and unpaid base salary and bonus plus an amount equal to the lesser of (A) 2.99 times the sum of (x) his base salary plus
(y) the bonus for the most recent fiscal year in which he received a bonus and
(B) the maximum amount that the Company would be entitled to deduct as a compensation expense on its federal income tax return without regard to the $1 million limitation of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

    TAX DEDUCTIBILITY CONSIDERATIONS. The Committee has reviewed the Company's compensation plans with regard to the deduction limitation under the Code.
Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Officers, unless compensation is performance-based. The compensation of the Chief Executive Officer exceeded $1 million in 1998; none of the other named executive officers received compensation in excess of $1 million in 1998. The Committee does not believe that the amount by which the Chief Executive Officer's compensation exceeded $1 million was significant. The Committee does not currently expect the compensation of any of the named executive officers other than the Chief Executive Officer to exceed the $1 million threshold in fiscal year 1999. While the Company intends to pursue a strategy of maximizing the deductibility of compensation paid to executive officers in fiscal year 1999, it also intends to maintain the flexibility to take actions that it considers to be in the Company's best interests and to take into consideration factors other than tax deductibility.

    The foregoing report on executive compensation is provided by the following directors who comprise the Compensation Committee of the Board of Directors:

                                 Marguerite W. Sallee (Chairman)

                                Thomas G. Boren
                                Paul J. Kofmehl
                                 Robert Wycoff

PERFORMANCE GRAPH

    Shown below is information comparing the cumulative total return to stockholders of the Company's Common Stock, the Standard & Poors 500 Index ("S&P 500"), the Standard & Poors Electrical Equipment Index ("S&P Electrical") and the Dow Jones Electrical Components Index ("Dow Jones Electrical") from June 30, 1993 to June 30, 1998. The information assumes that the value of the investment in the Company's Common Stock, and each index, was $100 on June 30, 1993, and that all dividends were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           MAGNETEK, INC.    S&P 500    S&P ELECTRICAL  DOW JONES ELECTRICAL
6/30/93               $100        $100            $100                  $100
6/30/94            $76.316    $101.412         $99.317              $102.065
6/30/95            $71.711    $127.820        $123.769              $128.616
6/30/96            $50.658    $161.035        $180.609              $150.228
6/30/97            $87.500    $216.890        $260.078              $188.288
6/30/98            $82.895    $282.274        $347.797              $196.966

                                       6/30/93     6/30/94    6/30/95    6/30/96    6/30/97    6/30/98
                                     -----------  ---------  ---------  ---------  ---------  ---------
MagneTek, Inc......................   $     100   $  76.316  $  71.711  $  50.658  $  87.500  $  82.895
S&P 500............................         100     101.412    127.820    161.035    216.890    282.274
S&P Electrical.....................         100      99.317    123.769    180.609    260.078    347.797
Dow Jones Electrical...............         100     102.065    128.616    150.228    188.288    196.966

                              CERTAIN TRANSACTIONS

    The Company has an agreement with the Spectrum Group, Inc. ("Spectrum") whereby Spectrum will provide management services to the Company through fiscal 1999 at an annual fee plus certain allocated and out of pocket expenses. The Company's Chairman is also the chairman of Spectrum. The services provided include consultation and direct management assistance with respect to operations, strategic planning and other aspects of the business of the Company. Fees and expenses paid to Spectrum for these services under the agreement amounted to $772,000 for the year ended June 28, 1998.

    During the year ended June 28, 1998, the Company paid approximately $270,000 in fees to charter an aircraft owned by a company in which the Chairman is the principal shareholder. The Company believes the fees paid were equivalent to those that would be paid under an arm's-length transaction.

    Under the terms of his employment agreement, Mr. Hoge has received $1,000,000 from the Company under an interest-free loan in connection with the purchase of a residence.

    The Company has provided to Messrs. Hoge, Schuster, Gerard P. Gorman (an executive officer) and Daryl D. David (a former executive officer) unsecured loans to pay income tax liability in connection with the vesting of their restricted stock or receipt of stock awards in the aggregate amounts of $1,542,555, $245,000, $340,368 and $175,000, respectively. In the case of Mr.
Hoge, such loans are pursuant to his employment agreement. Such loans bear interest and are due upon the earliest of (i) the date on which the borrower has sold more than a specified number of shares of Common Stock, (ii) 90 days after the date of the borrower's termination of employment and (iii) the fifth anniversary of the loan.

                               COMPANY PROPOSALS

    The following proposal will be submitted for stockholder consideration and voting at the Annual Meeting.

                                    PROPOSAL
                             ELECTION OF DIRECTORS

    The Nominating and Corporate Governance Committee of the Board of Directors of the Company has nominated and recommends for election as directors the following eight persons to serve for the ensuing year until the next Annual Meeting of Stockholders and thereafter until their respective successors are elected and have been qualified:

                                Andrew G. Galef

                                 Ronald N. Hoge

                                Thomas G. Boren

                                Dewain K. Cross

                                Paul J. Kofmehl

                             Frederick D. Lawrence

                              Marguerite W. Sallee

                                Robert E. Wycoff

    All of the nominees are presently directors of the Company. The enclosed Proxy will be voted in favor of the persons nominated unless otherwise indicated. If any of the nominees should be unable to serve or should decline to do so, the discretionary authority in the Proxy will be exercised to vote for a substitute or substitutes to be designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required. In the event that a nominee for director is proposed at the Annual Meeting, the enclosed Proxy may be voted in favor of or against such nominee or any other nominee proposed by the Board of Directors unless otherwise indicated. Shares may not be voted cumulatively for election of directors. Directors are elected by a plurality of the votes cast at the Annual Meeting either in person or by proxy.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES.

                             STOCKHOLDER PROPOSALS

    No proposals have been submitted by stockholders for consideration at the Annual Meeting. Any proposal relating to a proper subject which an eligible stockholder of the Company may intend to present for action at the 1999 Annual Meeting of Stockholders of the Company must be received by the Secretary of the Company not later than May 25, 1999, to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. The Company anticipates that next year's annual meeting will take place on October 19, 1999.

                                 OTHER MATTERS

    The Company does not know of any business other than that described herein which will be presented for consideration or action by the stockholders at the Annual Meeting. If, however, any other business shall properly come before the Annual Meeting, shares represented by Proxies will be voted in accordance with the best judgment of the persons named therein or their substitutes. Representatives of Ernst & Young LLP, the Company's independent auditors, are expected to be present at the Annual Meeting. At that time they will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                         ANNUAL REPORT TO STOCKHOLDERS

    The Annual Report of the Company for the 1998 fiscal year is being mailed to stockholders together with this Proxy Statement.

    THE COMPANY WILL SEND TO STOCKHOLDERS UPON WRITTEN REQUEST, WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED JUNE 28, 1998 WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE REQUEST MUST BE DIRECTED TO THE ATTENTION OF THE SECRETARY, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                                          By Order of the Board of Directors,

                                          [SIGNATURE]Samuel A. Miley
                                          Vice President, General Counsel and
                                          Secretary

Nashville, Tennessee
September 22, 1998

PROXY

                                    MAGNETEK, INC.
                   ANNUAL MEETING OF STOCKHOLDERS, OCTOBER 20, 1998
                  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints ANDREW G. GALEF and SAMUEL A. MILEY, or either of them, attorneys and proxies to represent the undersigned, with power of substitution, to appear and to vote all shares of stock of MAGNETEK, INC. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 26 Century Boulevard, Nashville, Tennessee 37214 on October 20, 1998, at 10:00 a.m. and any adjournment thereof.

     1. ELECTION OF DIRECTORS
        Nominees are: Andrew G. Galef, Ronald N. Hoge, Thomas G. Boren, Dewain K. Cross, Paul J. Kofmehl, Frederick D. Lawrence,
        Marguerite W. Sallee and Robert E. Wycoff

 UNMARKED PROXIES WILL BE VOTED "FOR" THE FOREGOING MATTERS UNLESS SPECIFIED TO
                                 THE CONTRARY.

(Continued and to be voted, dated and signed on the reverse side.)

                                                  MAGNETEK, INC.
                                                  P.O. BOX 11128
                                                  NEW YORK, N.Y. 10203-0128

     /    /

1.  Election of Directors   FOR all nominees  WITHHOLD AUTHORITY to   EXCEPTIONS
                            listed below      vote for all nominees
                                              listed below.

Nominees: Andrew G. Galef, Ronald N. Hoge, Thomas G. Boren, Dewain K. Cross,
          Paul J. Kofmehl, Frederick D. Lawrence, Marguerite W. Sallee and Robert E. Wycoff

(INSTRUCTIONS: TO VOTE YOUR SHARES FOR ALL DIRECTOR NOMINEES, MARK THE "FOR" BOX ON ITEM 1. TO WITHHOLD VOTING FOR ALL DIRECTOR NOMINEES, MARK THE "WITHHELD" BOX ON ITEM 1. IF YOU WISH TO VOTE FOR SOME BUT NOT ALL DIRECTOR NOMINEES, MARK THE "EXCEPTIONS" BOX ON ITEM 1 AND ENTER THE NAME(S) OF THE DIRECTOR NOMINEE(S) FOR WHOM YOU WISH TO WITHHOLD VOTING IN THE SPACE PROVIDED.)

Exceptions ____________________________________________________________________

2.  The undersigned confers upon   I plan to attend the
    the proxies hereby appointed   meeting.                 CHANGE OF ADDRESS OR
    discretion to act upon such                             COMMENTS MARK HERE
    other business as may properly
    come before said meeting or
    adjournment thereof.
                                   Yes              No



                                        Receipt of copies of the Annual Report
                                        to Stockholders, the Notice of the
                                        Annual Meeting of Stockholders and the
                                        Proxy Statement dated September 22, 1998 is hereby acknowledged.

                                        Dated _________________________________
                                        _______________________________________
                                                Signature of Stockholder
                                        _______________________________________
                                                Signature of Stockholder
                                        (Please date and sign exactly as name
                                        appears on this proxy.  Joint owners
                                        should each sign. If the stockholder is a corporation, please set forth full corporate name and a duly authorized officer should sign stating name and title. Executors and trustees should give full title as such.)

PLEASE RETURN THIS PROXY PROMPTLY IN         VOTES MUST BE INDICATED       X
THE ENCLOSED ENVELOPE, WHICH REQUIRES        (X) IN BLACK OR BLUE INK.
NO POSTAGE IF MAILED IN THE U.S.

Bankers Trust Company

Date:  September 26, 1998

To:    MagneTek, Inc. Deferral Investment Plan (MDIP) Participants

From:  Bankers Trust Company, Trustee

[Banker's Trust Logo]

Re:    Shares of MagneTek, Inc. Common Stock Held in the
       MagneTek, Inc. Executive Benefit Plans Trust (Rabbi Trust)

Dear MDIP Participant:

In accordance with provisions of the Rabbi Trust, we are forwarding a copy of the MagneTek, Inc. annual shareholder proxy solicitation material. As a MDIP particpant, you have been given the right to direct Bankers Trust Company as trustee how to vote the MagneTek, Inc. common stock shares held in the Rabbi Trust. Please complete this form and return it to Bankers Trust Company in the envelope provided.

1.  ELECTION OF DIRECTORS

       Nominees: Andrew G. Galef, Ronald N. Hoge, Thomas G. Boren, Dewain K. Cross, Paul J. Kofmehl, Frederick D. Lawrence, Marguerite W. Sallee, and Robert E. Wycoff

       / / FOR all nominees listed above.

       / / WITHHOLD AUTHORITY to vote for all nominees listed above.

       / / EXCEPTIONS:

       -----------------------------------------------------------------

       INSTRUCTIONS: TO VOTE YOUR SHARES FOR ALL DIRECTOR NOMINEES, MARK THE "FOR" BOX ON ITEM 1. TO WITHHOLD VOTING FOR ALL DIRECTOR NOMINEES, MARK THE "WITHHOLD AUTHORITY" BOX ON ITEM 1. IF YOU WISH TO VOTE FOR SOME BUT NOT ALL DIRECTOR NOMINEES, MARK THE "EXCEPTIONS" BOX ON ITEM 1 AND ENTER THE NAME(S) OF THE DIRECTOR NOMINEE(S) FOR WHOM YOU WISH TO WITHHOLD VOTING IN THE SPACE PROVIDED.

       If no direction is given, Bankers Trust Company as trustee will vote your shares. Bankers Trust Company holds your voting instructions in confidence and will not release them to any person, including officers of MagneTek, Inc.


       --------------------------------      ---------------------------
       Signature                             Date

       I plan to attend the meeting:

              / / YES

              / / NO

                 PLEASE RETURN THIS FORM IN THE ENVELOPE PROVIDED

500 Washington Avenue          Telephone: 314 244-6800
Suite 1010
St. Louis, MO 63102

MAGNETEK, INC.                                  MAGNETEK, INC.
IER Proxy Services
P.O. Box 7008                  Annual Meeting of Stockholders, October 20, 1998
San Carlos, CA 94070-7008     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints ANDREW G. GALEF and SAMUEL A. MILEY, or either of them, attorneys and proxies to represent the undersigned, with power of substitution, to appear and to vote all shares of stock of MAGNETEK, INC. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 26 Century Boulevard, Nashville, Tennessee 37214 on October 20, 1998, at 10:00 a.m. and any adjournment thereof.

                        WITHHOLD
                        AUTHORITY
      FOR            to vote for all
 all nominees           nominees
listed at right      listed at right      *EXCEPTIONS

      / /                  / /                / /


Proxy Number:


1. Election of Directors

   Nominees are: Andrew G. Galef, Ronald N. Hoge, Thomas G. Boren, Dewain K. Cross, Paul J. Kofmehl, Frederick D. Lawrence, Marguerite W. Sallee and Robert E. Wycoff

   (INSTRUCTIONS: To vote your shares for all Director nominees, mark the "For" box on Item 1. To withhold voting for all Director nominees, mark the "Withhold" box on Item 1. If you wish to vote for some but not all director nominees, mark the "exceptions" box on Item 1 and enter the name(s) of the Director nominee(s) for whom you wish to withhold voting in the space provided.)

   *Exceptions

   __________________________________________________________________________

2. The undersigned confers upon the proxies hereby appointed discretion to act upon such other business as may properly come before said meeting or adjournment thereof.


------------------------------------------------------------------------------

                                 MAGNETEK, Inc.
                                 MagneTek Plan

As a participant in the MagneTek FlexCare Plus Retirement Savings Plan or the MagneTek Unionized Employee Savings Plan (collectively, the "Plan"), you have the right to direct Merrill Lynch Trust Company FSB, (the "Plan Trustee") to vote the shares of Common Stock of MagneTek, Inc. (the "Company") represented by your interest attributable to such shares held in the MagneTek Stock Fund under the Plan at the Annual Meeting of Stockholders of the Company to be held on October 20, 1998.

For your information, a Proxy Statement and an Annual Report are enclosed. In addition, a postage-paid return envelope addressed to IER Proxy Services is enclosed for your use in returning your completed, signed and dated proxy card to the Plan Trustee.

The Plan Trustee will hold your voting instructions in confidence and will not divulge or release specific information regarding your instructions to any person, including officers or employees of the Company, except to the extent required by law.

If your completed proxy card is not received by the Plan Trustee by October 15, 1998, the Administrative Committee for the Plan may direct the Plan Trustee to vote your shares.

Merrill Lynch Trust Company FSB

------------------------------------------------------------------------------


Receipt of copies of the Annual Report to Stockholders, the Notice of the Annual Meeting of Stockholders and the Proxy Statement dated September 22, 1998 is hereby acknowledged.

Dated:________________

________________________________________________________
Signature of Stockholder

________________________________________________________
Signature of Stockholder

(Please date and sign exactly as name appears on this proxy. Joint owners should each sign. If the stockholder is a corporation, please set forth full corporate name and a duly authorized officer should sign stating name and title. Executors and trustees should give full title as such.)

PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.

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